UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

Myomo, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 Portland St., 4th Floor, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (617) 996-9058

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on February 11, 2020, Myomo, Inc., a Delaware corporation (the “Company”), conducted an underwritten public offering of an aggregate of 2,143,000 shares of its common stock (which includes certain pre-funded warrants to purchase shares of common stock) and investor warrants to purchase up to an aggregate of 2,143,000 shares of common stock (the “Investor Warrants”). The Investor Warrants were exercisable for five years following the date of issuance, and the exercise price of the Investor Warrants was $7.50 per share of common stock.

On October 14, 2021, the Company entered into letter agreements (“Letter Agreements”) with certain holders of Investor Warrants (collectively, the “Exercising Holders”) pursuant to which such holders agreed to exercise for cash all of their respective Investor Warrants then-outstanding. The aggregate number of shares of common stock underlying the Investor Warrants held by the Exercising Holders and exercised pursuant to the Letter Agreements totaled 1,015,798 shares. In connection with such exercise, the Company agreed to reduce the exercise price of the Investor Warrants held by the Exercising Holders to $5.00 per share of common stock. The Company expects to receive aggregate gross proceeds of approximately $5.1 million from the exercise of the Investor Warrants by the Exercising Holders. The Company has engaged Roth Capital Partners, LLC (“Roth”) as its financial advisor in connection with these transactions and has agreed pay Roth a fee in the amount of $284,400.

The Company has agreed in the Letter Agreements, for a period of 30 days following the date of the Letter Agreements, subject to limited exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents.

A copy of the form of Letter Agreements is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On October 15, 2021, the Company issued a press release announcing its entry into the Letter Agreements. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Form of Letter Agreement

99.1	Press release issued on October 15, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date: October 15, 2021	By:	/s/ David A. Henry
	Name:	David A. Henry
	Title:	Chief Financial Officer